Peapack-Gladstone Financial Corporation
                  Announces Extension Of Stock Repurchase Plan


GLADSTONE, N.J. - (Business Wire) - April 14, 2006 - The Board of Directors of Peapack-Gladstone Financial Corporation (AMEX:PGC) has authorized an extension of the stock repurchase plan which was to expire on April 15, 2006, for an additional twelve months.

      The original plan, adopted on April 15, 2005, authorized the purchase of 150,000 shares of its common stock. During this initial one-year term of the plan 47,500 shares of stock were purchased, leaving 102,500 shares authorized to be purchased during the next twelve months. Purchases may be made from time to time in the open market or in privately negotiated transactions, at prices not exceeding prevailing market prices. Peapack-Gladstone Financial Corporation currently has 8,270,155 common shares outstanding.

      The acquired shares are to be held in treasury to be used for general corporate purposes.

      Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.29 billion as of March 31, 2006. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 21 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank's main office located at 190 Main Street in Gladstone and at 233 South Street in Morristown. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.

           Cautionary Statement Concerning Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as "expect," "anticipate," "look," "view," "opportunities," "allow," "continues," "reflects," "believe," "may," "will," "should" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. The Company assumes no obligation for updating any such forward-looking statement at any time. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the availability of the necessary capital to make repurchases and a decline in the economy in New Jersey.


Contact:

Arthur F. Birmingham, Chief Financial Officer
Peapack-Gladstone Financial Corporation
T: 908-719-4308

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